UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 1, 2013
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 1, 2013, indirect wholly owned subsidiaries of Boyd Gaming Corporation (“Boyd Gaming” or the “Company”), Echelon Resorts, LLC (“Echelon”) and Coast Hotels and Casinos, Inc. (“Coast” and, collectively with Echelon, the “Seller”) entered into a Membership Interest Purchase and Sale Agreement and Joint Escrow Instructions with Genting Assets, Inc. (“Buyer” or “Genting”) and Genting Berhad (the “Purchase and Sale Agreement”) for the purchase and sale of all of the membership interests in two subsidiaries (“NewCos”) holding the 87-acre Echelon site and related improvements on the Las Vegas Strip (the “Site”). Pursuant to the terms of the Purchase and Sale Agreement, the Seller agreed to sell and transfer the Site to Buyer (the “Sale”) for a purchase price of $350,000,000.00 in the aggregate (the “Purchase Price”), of which $187,000,000.00 was paid on the Closing (as defined below) by Genting directly to LVE Energy, LLC (“LVE”) in connection with the purchase of certain power plant improvements on the Site, as further described below. The Purchase and Sale Agreement contains customary representations and warranties for a transaction of this type, which will survive for 12 months following the Closing. The Seller's liability following the Closing is limited to monetary damages actually suffered by Buyer or a NewCo as a direct result of a breach by Seller of the Purchase and Sale Agreement or for the failure of any representation or warranty of Seller to be true and correct as of the Closing, pursuant to the terms of the Purchase and Sale Agreement, and Seller's maximum liability is $10,000,000.00 in the aggregate, with a $25,000.00 threshold on claims, subject to the terms of the Purchase and Sale Agreement.
In addition, on March 1, 2013, the Company and Echelon entered into an Asset Purchase Agreement with LVE (the “Asset Purchase Agreement”) to purchase LVE's power plant improvements on the Site for a purchase price of $187,000,000.00 (the “Asset Purchase”). As described above, the purchase price was paid to LVE directly by Genting at the Closing. The Asset Purchase Agreement contains customary representations and warranties for a transaction of this type. The representations and warranties of LVE will survive for 18 months following the Closing, or, in the case of certain special representations of LVE, for 60 days following the expiration of the statute of limitations. The representations and warranties of the Company and Echelon will survive for 18 months following the Closing. The parties have agreed to mutual indemnification provisions, pursuant to the terms of the Asset Purchase Agreement, subject to a cap of $20,000,000.00 for breaches of the representations and warranties, with a $250,000.00 threshold on all breach of representation and warranty claims, in each case, pursuant to the terms of the Asset Purchase Agreement.

On March 4, 2013, the transactions under both the Purchase and Sale Agreement and the Asset Purchase Agreement closed (the “Closing”). Net proceeds to Boyd Gaming will be approximately $157 million after taking into account certain costs and expenses.
The foregoing description of each of the Purchase and Sale Agreement and the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase and Sale Agreement, which is filed as Exhibit 2.1 hereto and the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.2 hereto, and each of which are incorporated herein by reference.
The representations, warranties and covenants contained in each of the Purchase and Sale Agreement and the Asset Purchase Agreement were made only for purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the parties, are not intended to provide factual, business, or financial information about the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between the parties rather than establishing matters as facts.

Item 2.01.    Completion of Acquisition or Disposal of Assets.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1
Membership Interest Purchase and Sale Agreement and Joint Escrow Instructions, dated as of March 1, 2013, by and between Echelon Resorts, LLC, Coast Hotels and Casinos, Inc., Genting Assets, Inc. and Genting Berhad.

2.2	Asset Purchase Agreement, dated as of March 1, 2013, by and among LVE Engergy Partners, LLC, Boyd Gaming Corporation and Echelon Resorts, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Membership Interest Purchase and Sale Agreement and Joint Escrow Instructions, dated as of March 1, 2013, by and between Echelon Resorts, LLC, Coast Hotels and Casinos, Inc., Genting Assets, Inc. and Genting Berhad.

2.2	Asset Purchase Agreement, dated as of March 1, 2013, by and among LVE Engergy Partners, LLC, Boyd Gaming Corporation and Echelon Resorts, LLC.